Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1/A

(Amendment No.1)

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

GLAS TRUST COMPANY LLC

(Exact name of trustee as specified in its charter)

A New Hampshire Limited Liability Company	81-4468886
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

3 Second Street, Suite 206 Jersey City, New Jersey	07311
(Address of principal executive offices)	(Zip code)

GLAS AMERICAS LLC

230 Park Avenue, 3rd floor West

New York, New York 10169

(212) 808-3050

(Name, address and telephone number of agent for service)

Intrum Investments and Financing AB

(Exact name of obligor as specified in its charter)*

Sweden	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Riddargatan 10 Stockholm Sweden	114 35
(Address of principal executive offices)	(Zip code)

Exchange Notes

New Money Notes

(Title of the indenture securities)

*	The entities listed on the following page are also included in this Form T-1 as obligors.

The following entities are expected to be obligors on this Form T-1:

•	Intrum AB

•	Intrum Group Operations AB

•	Capquest Debt Recovery Limited

•	Capquest Group Limited

•	Fair Pay Please AB

•	Solvia Servicios Inmobiliarios, S.A.U.

•	Intrum AG

•	Intrum AS

•	Intrum B.V.

•	Intrum Capital AS

•	Intrum Czech, s.r.o.

•	Intrum Deutschland GmbH

•	Intrum Finanzholding Deutschland GmbH

•	Intrum Holding AB

•	Intrum Holding Deutschland GmbH

•	Intrum Holding Norway AS

•	Intrum Holding Spain, S.A.U.

•	Intrum Intl AB

•	Intrum Investment No 1 DAC

•	Intrum Investment No 2 DAC

•	Intrum Investment No 3 DAC

•	Intrum Investment Switzerland AG

•	Intrum Italy Holding S.r.l.

•	Intrum Nederland B.V.

•	Intrum Nederland Holding B.V.

•	Intrum Oy

•	Intrum Servicing Spain, S.A.U.

•	Intrum Slovakia s.r.o.

•	Intrum Sp. z o.o.

•	Intrum Sverige AB

•	Intrum UK Finance Limited

•	Intrum UK Group Limited

•	Intrum UK Holdings Limited

•	Intrum Zrt

•	Lock Topco AS

•	Intrum Holding Spain NewCo, S.L.U.

•	Intrum Italy Holding AB

Explanatory Note

This Amendment No. 1 to Form T-1 is being filed to amend and restate Item 16 in order to file a copy of the Report of Condition of the Trustee as of December 31, 2024. Accordingly, Items 1 through 15, Exhibits 1 through 4 and Exhibit 6 have been omitted from this amendment and are incorporated by reference herein from the related Form T-1 filed with the Securities and Exchange Commission on March 18, 2025.

Item 16.	List of Exhibits. Listed below are all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Limited Liability Company Agreement of the trustee now in effect.*

Exhibit 2.	A copy of the State of New Hampshire—Office of the Bank Commissioner Certificate to Conduct Business for GLAS TRUST COMPANY LLC, dated February 23, 2017*

Exhibit 3.	A copy of the State of New Hampshire Certificate to Exercise Corporate Trust Powers for GLAS TRUST COMPANY LLC, dated February 12, 2016.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.*

Exhibit 7.	The Report of Condition of the Trustee as of December 31, 2024.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Filed previously.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, GLAS Trust Company LLC, a New Hampshire Limited Liability Company organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of London, United Kingdom, on the thirteenth day of May 2025.

GLAS TRUST COMPANY LLC

/s/ Tom Vanson
Tom Vanson
Senior Transaction Manager

Exhibit 7

Report of the Condition of the Trustee as of December 31, 2024

GLAS Trust Company LLC Balance Sheet

GLAS Trust Company LLC
$
Dec 31-2024
Tangible Assets	—
Intangible Assets	—

Non-Current Assets	—
Trade Debtors	1,532,914
Prepayments	103,612
Accrued Income	382,591
Intercompany	1,231,221
Cash & Cash Equivalents	3,498,950

Current Assets	6,749,288

Total Assets	6,749,288

Trade Creditors	(449,356)
Accruals	(77,942)
Deferred Income	(1,742,223)
Corporation Tax	(1,722,603)
Other Creditors	(92,274)

Current Liabilities	(4,084,398)
Deferred Tax Liability	—

Non-Current Liabilities	—

Total Liabilities	(4,084,398)

Net Assets/(Liabilities)	2,664,889

Share Capital	1,585,303
Retained Earnings	1,079,586

Total Equity	2,664,889